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                                                                     Exhibit 16:

July 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Integrated Security Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K report dated July 1, 1999. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,

 /s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Dallas, Texas